Exhibit 10.23

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (“Amendment”), dated for reference purposes only as of the 27th day of October, 2015, is entered into by and between KBSIII TOWERS AT EMERYVILLE, LLC, a Delaware limited liability company (“Landlord”), and ADAMAS PHARMACEUTICALS, INC., a Delaware corporation (formerly known as Neuromolecular Pharmaceuticals, Inc.) (“Tenant”).

R E C I T A L S:

A.      Landlord (as successor-in-interest to Emeryville Office, L.L.C., a Delaware limited liability company, and as successor-in-interest to NOP Watergate, LLC, a Delaware limited liability company) and Tenant are parties to that certain Office Lease Agreement dated October 25, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated April 29, 2009 (the “First Amendment”), by that certain Second Amendment to Office Lease Agreement dated January 18, 2011 (the “Second Amendment”), by that certain Third Amendment to Lease dated June 17, 2011 (the “Third Amendment”), by that certain Fourth Amendment to Lease dated January 31, 2013 (the “Fourth Amendment”), and by that certain Fifth Amendment to Lease dated May 23, 2014 (the “Fifth Amendment”).  The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment is hereafter collectively referred to herein as the “Lease”.

B.      Pursuant to the Lease, Tenant currently leases from Landlord those certain premises commonly known as Suite 750 located on the seventh (7th) floor of that certain building at 1900 Powell Street, Emeryville, California, commonly known as Towers Emeryville – Tower  I (the “Building”), containing approximately 12,492 rentable square feet in the aggregate (the “Current Premises”).  The Building, together with all other buildings, improvements and facilities, now or subsequently located upon the land is referred to herein as the “Project”.  The Project is commonly known as The Towers Emeryville.

C.      The Term of the Lease is currently scheduled to expire on April 30, 2020.

D.      Tenant has expanded its Current Premises with the addition of the Must Take Space (as defined in the Fifth Amendment).  The parties desire to amend the Lease to acknowledge the addition of the Must Take Space to the Current Premises, and to further amend the terms of the Lease upon the terms and conditions set forth below.

E.      Capitalized terms not defined herein have the meanings given to such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of such are hereby acknowledged, Landlord and Tenant hereby agree as follows:

A G R E E M E N T:

1.      Must Take Space.  The parties acknowledge that Tenant is presently in possession of the Must Take Space commonly known as Suite 700 on the seventh (7th) floor of the Building, containing approximately 6,047 rentable square feet of space.  As of the Must Take Space Commencement Date (as defined in Section 2 below), Exhibit A attached hereto showing the Must Take Space is hereby incorporated into and made a part of the Lease, all references in the Lease to the defined term “Premises” shall mean and refer to the Current Premises plus the Must Take Space (the “New Premises”).  The New Premises shall consist of 18,539 rentable square feet in the aggregate.  Tenant’s use and occupancy of the Must Take Space shall be in accordance with all of the terms and conditions of the Lease as amended by this Amendment (the “Amended Lease”).

2.      Must Take Space Commencement Date.  The Term as to the Must Take Space (the “Must Take Space Term”) commenced on June 15, 2015 (also referred to in this Amendment as the “Must Take Space Commencement Date”) and shall be coterminous with the Expiration Date of the Lease (i.e., April 30, 2020).

3.      Monthly Base Rent.  As of the Must Take Space Commencement Date, Tenant shall pay Monthly Base Rent for the New Premises in accordance with the following schedule.

Months	Monthly Base Rent Per Rentable Square Foot	Monthly Base Rent
06/15/2015 – 11/30/2015	$2.60	$48,201.40
12/01/2015 – 11/30/2016	$2.68	$49,647.44
12/1/2016 – 11/30/2017	$2.76	$51,136.87
12/01/2017 – 11/30/2018	$2.84	$52,670.97
12/01/2018 – 11/30/2019	$2.93	$54,251.10
12/01/2019 – 04/30/2020	$3.01	$55,878.62

4.      Tenant’s Pro Rata Share.  Prior to the Must Take Space Commencement Date, Tenant shall continue to pay Tenant’s Pro Rata Share of Expense Excess and Tax Excess in in accordance with the terms and conditions of the Lease.  As of the Must Take Space Commencement Date and continuing for the duration of the Must Take Space Term, Tenant’s Pro Rata Share allocable to the New Premises shall be 8.54% based upon the New Premises containing 18,539 rentable square feet and the Building containing 216,990 rentable square feet.

5.      Condition of the Current Premises.  Tenant acknowledges that it is presently in possession of the Current Premises and is fully aware of the condition of the Current Premises.

Tenant acknowledges that except as otherwise provided in this Amendment, Landlord shall not be obligated to refurbish or improve the Current Premises in any manner whatsoever or to otherwise provide funds for the improvement of the Current Premises, and Tenant hereby accepts the Current Premises “AS-IS”.  Tenant further acknowledges that except as expressly provided in the Lease and this Amendment, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Current Premises, the improvements, refurbishments, or alterations therein, or the Building, or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business and that all representations and warranties of Landlord, if any, are as set forth in the Lease and this Amendment.

6.      Condition of the Must Take Space.  Tenant acknowledges that it is presently in possession of the Must Take Space and is fully aware of the condition of the Must Take Space.  Tenant acknowledges that Tenant’s Must Take Space Improvements have been completed and Tenant has received the Must Take Space Refurbishment Allowance all in accordance with the Fifth Amendment and Landlord is not further obligated to refurbish or improve the Must Take Space in any manner whatsoever or to otherwise provide funds for the improvement of the Must Take Space, and Tenant has accepted the Must Take Space in its “AS-IS” condition, without any representations or warranties by Landlord and without any obligation on the part of Landlord to repair, alter, restore or improve the Must Take Space.

7.      Accessibility.  Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Amendment none of the Current Premises, the Must Take Space, the Building, nor the Project has undergone inspection by a Certified Access Specialist.

8.      Notices.  Landlord’s Notice and Rent Payment Addresses under the Lease is hereby changed to:

Landlord’s Notice Address:	KBSIII Towers At Emeryville, LLC c/o KBS Capital Advisors, LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 Attn: General Counsel
Landlord’s Address for Payment of Rent:	KBSIII Towers At Emeryville, LLC P.O. Box 740499 Los Angeles, CA 90074-0499
For payment of Parking Charges:	Imperial Parking 2000 Powell Street, Suite 100 Emeryville, CA 94608

9.      Representations and Warranties.  Tenant hereby represents, warrants, and agrees that: (a) to its knowledge, there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default, or event of default by Landlord under the Lease; (b) the Lease continues to be a legal, valid, and binding agreement and obligation of Tenant; and (c) to its knowledge, Tenant has no current offset or defense to its performance or obligations under the Lease.

10.      Authority.  Each signatory of this Amendment on behalf of Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

11.      Broker.  Tenant represents and warrants to Landlord that it is not aware of any brokers or finders, other than Cushman & Wakefield of California, Inc., representing Landlord, who may claim a fee or commission in connection with the consummation of the transactions contemplated by this Amendment.  If any claims for brokers’ or finders’ fees in connection with the transactions contemplated by this Amendment arise, then Tenant agrees to indemnify, protect, hold harmless and defend Landlord (with counsel reasonably satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant.

12.      No Other Modification.  Landlord and Tenant agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment.  To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties.  This Amendment may be executed in counterparts, each of which may be delivered to the other party by facsimile transmission or electronic mail and shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed the date first above written.

Tenant:

ADAMAS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ William J. Dawson
Name:	William J. Dawson
Title:	Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Landlord:

KBSIII TOWERS AT EMERYVILLE, LLC, a Delaware limited liability company

By:	KBS Capital Advisors, LLC, a Delaware limited liability company Its: Authorized Agent

	By:	/s/ Brent C. Carroll
	Name:	Brent C. Carroll
	Title:	Authorized Signatory

EXHIBIT A

MUST TAKE SPACE